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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 9, 2001, in the Registration Statement (Form S-3) and related Prospectus of Intermune, Inc. for the registration of 3,450,000 shares of its common stock and to the incorporation by reference therein of our report dated February 9, 2001, with respect to the financial statements of Intermune, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

Palo Alto, California
May 31, 2001

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS